Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-33165, 333-88161, 333-103076, 333-122502, 333-149069, and 333-163808 on Form S-8 of Hutchinson Technology Incorporated of our report dated December 8, 2009 (May 13, 2010, as to the retrospective adoption of Accounting Standards Codification Subtopic 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)), relating to the consolidated financial statements and financial statement schedule of Hutchinson Technology Incorporated (the “Company”) (which report expressed an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustment to the consolidated financial statements) and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended September 27, 2009.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
May 13, 2010